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                                                                     EXHIBIT 4.7
TRAVELNSTORE LLC
                                  STRAIGHT NOTE

                        $25,000 AT CAMARILLO, CALIFORNIA

                         THIS 2ND DAY OF DECEMBER, 1998




On or before the 30th day of June, 1999, for value received, TravelnStore LLC promises to pay to Donald G. Scanlin, or order, at 540 Del Oro, Ojai, CA 93023, the sum of Twenty Five Thousand Dollars, with interest, from December 2, 1998, until paid, at the rate of 10 percent per annum, payable in full.

ADDITIONAL CONSIDERATION

As additional consideration Lender will receive, in addition to whatever percentage conversion per his membership in TravelnStore LLC, 50,000 Shares of Common Stock issued by TravelnStore, LLC, at such time as TravelnStore converts to a "C" corporation.

Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in payment of interest when due, the whole sum of principal and interest shall become immediately due at the option of the holder of this Note. Principal and interest payable in lawful currency of the United States. If action be instituted on this Note, I promise to pay such sum as the Court may fix as attorney's fees.


___________________________________          ___________________________________
Jim Tyner                                    Yula Greco
Managing Partner                             Secretary of the Corporation
TravelnStore LLC                             TravelnStore LLC



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                             SINGLE INSTALLMENT NOTE


In consideration of value received, TRAVELNSTORE, LLC, agrees to pay to Donald
G. Scanlin, the amount of $25,000, on which such amount shall accrue at the rate of eight (8%) percent per annum.


The entire amount, principal and interest, shall be due and payable on or before June 30, 1999.


Failure to make a payment when due shall be considered a default on this note. Should such a default exist for more than a grace period of thirty (30) days, Borrower agrees to pay Lender all reasonable costs and expenses incurred during collection proceedings, including but not limited to, reasonable attorney fees.


___________________________________          ___________________________________
On behalf of                                 Date
TravelnStore, LLC
Jim Tyner




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                                TRAVELNSTORE LLC
                                  STRAIGHT NOTE


                       $40,000.00 AT CAMARILLO, CALIFORNIA

                         THIS 3RD DAY OF NOVEMBER, 1998


On or before the 31st day of December, 1998, for value received, TravelnStore, LLC promises to pay to Donald G. Scanlin, or order, at 540 Del Oro, Ojai, CA 93023, the sum of Forty Thousand Dollars, with interest, from November 3, 1998, until paid, at the rate of 10 percent per annum, payable in full.

ADDITIONAL CONSIDERATION

As additional consideration Lender will receive, in addition to whatever percentage conversion per his membership in TravelnStore, LLC, 100,000 Shares of Common Stock issued by TravelnStore, LLC, at such time as TravelnStore converts to a "C" corporation.

OPTION

Lender may, at Lender's option, concurrently convert all amounts due under this Note and that Note dated September 4, 1998, principal balances of $35,000 and $40,000 respectively into Five (5) Convertible Notes to be issued by TravelnStore, LLC under the terms and conditions set forth in the TravelnStore, LLC Private Placement Memorandum dated September 6, 1998.

Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in payment of interest when due, the whole sum of principal and interest shall become immediately due at the option of the holder of this Note. Principal and interest payable in lawful currency of the United States. If action be instituted on this Note, I promise to pay such sum as the Court may fix as attorney's fees.


___________________________________          ___________________________________
Jim Tyner                                    Date
Managing Partner
TravelnStore LLC



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